                                 EXHIBIT 10.17


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                          LOAN AND SECURITY AGREEMENT

                                    BETWEEN

                      SQL FINANCIALS INTERNATIONAL, INC.,
                        SQL FINANCIALS SERVICES, L.L.C.

                                      AND

                              SILICON VALLEY BANK


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

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

1.   DEFINITIONS AND CONSTRUCTION..........................................  1
     1.1 Definitions.......................................................  1
     1.2 Accounting and Other Terms........................................  8

2.   LOAN AND TERMS OF PAYMENT.............................................  8
     2.1 Credit Extensions.................................................  8
     2.2 Overadvances...................................................... 10
     2.3 Interest Rates, Payments, and Calculations........................ 10
     2.4 Crediting Payments................................................ 11
     2.5 Fees.............................................................. 11
     2.6 Additional Costs.................................................. 12
     2.7 Term.............................................................. 12

3.   CONDITIONS OF LOANS................................................... 12
     3.1 Conditions Precedent to Initial Credit Extension.................. 12
     3.2 Conditions Precedent to all Credit Extensions..................... 13

4.   CREATION OF SECURITY INTEREST......................................... 13
     4.1 Grant of Security Interest........................................ 13
     4.2 Delivery of Additional Documentation Required..................... 13
     4.3 Right to Inspect.................................................. 14

5.   REPRESENTATIONS AND WARRANTIES........................................ 14
     5.1 Due Organization and Qualification................................ 14
     5.2 Due Authorization; No Conflict.................................... 14
     5.3 No Prior Encumbrances............................................. 14
     5.4 Bona Fide Eligible Accounts....................................... 14
     5.5 Merchantable Inventory............................................ 14
     5.6 Intellectual Property............................................. 14
     5.7 Name; Location of Chief Executive Office.......................... 15
     5.8 Litigation........................................................ 15
     5.9 No Material Adverse Change in Financial Statements................ 15
     5.10 Solvency......................................................... 15
     5.11 Regulatory Compliance............................................ 15
     5.12 Environmental Condition.......................................... 15
     5.13 Taxes............................................................ 16
     5.14 Subsidiaries..................................................... 16
     5.15 Government Consents.............................................. 16
     5.16 Full Disclosure.................................................. 16

6.   AFFIRMATIVE COVENANTS................................................. 16
     6.1 Good Standing..................................................... 16
     6.2 Government Compliance............................................. 16
     6.3 Financial Statements, Reports, Certificates....................... 16
     6.4 Inventory; Returns................................................ 17
     6.5 Taxes............................................................. 17
     6.6 Insurance......................................................... 18
     6.7 Principal Operating Accounts...................................... 18
     6.8 Quick Ratio....................................................... 18

     6.9 Liquidity Ratio................................................... 18
     6.10 Profitability.................................................... 18
     6.11 Registration of Intellectual Property Rights..................... 18
     6.12 Further Assurances............................................... 19

7.   NEGATIVE COVENANTS.................................................... 19
     7.1 Dispositions...................................................... 19
     7.2 Changes in Business, Ownership, or Management, Business Locations. 19
     7.3 Mergers or Acquisitions........................................... 20
     7.4 Indebtedness...................................................... 20
     7.5 Encumbrances...................................................... 20
     7.6 Distributions..................................................... 20
     7.7 Investments....................................................... 20
     7.8 Transactions with Affiliates...................................... 20
     7.9 Intellectual Property Agreements.................................. 20
     7.10 Subordinated Debt................................................ 20
     7.11 Inventory........................................................ 20
     7.12 Compliance....................................................... 21

8.   EVENTS OF DEFAULT..................................................... 21
     8.1 Payment Default................................................... 21
     8.2 Covenant Default.................................................. 21
     8.3 Material Adverse Change........................................... 21
     8.4 Attachment........................................................ 21
     8.5 Insolvency........................................................ 22
     8.6 Other Agreements.................................................. 22
     8.7 Subordinated Debt................................................. 22
     8.8 Judgments......................................................... 22
     8.9 Misrepresentations................................................ 22
     8.10 Guaranty......................................................... 22

9.   BANK'S RIGHTS AND REMEDIES............................................ 22
     9.1 Rights and Remedies............................................... 22
     9.2 Power of Attorney................................................. 23
     9.3 Accounts Collection............................................... 24
     9.4 Bank Expenses..................................................... 24
     9.5 Bank's Liability for Collateral................................... 24
     9.6 Remedies Cumulative............................................... 24
     9.7 Demand; Protest................................................... 24
     9.8 Waivers by Borrowers.............................................. 25

10.  GUARANTOR WAIVERS BY BORROWER......................................... 25

11.  NOTICES............................................................... 26

12.  CHOICE OF LAW AND VENUE............................................... 27

13.  GENERAL PROVISIONS.................................................... 27
     13.1 Successors and Assigns........................................... 27
     13.2 No Liability for Ordinary Negligence; Indemnification............ 26
     13.3 Time of Essence; Joint and Several Obligations................... 27
     13.4 Severability of Provisions....................................... 28
     13.5 Amendments in Writing, Integration............................... 28
     13.6 Counterparts..................................................... 28

     13.7 Survival......................................................... 28
     13.8 Amendment and Restatement:  Continuity of Perfection, Etc........ 28
     13.9 Confidentiality.................................................. 29

14.  GROSS-GUARANTY........................................................ 29
     14.1 Cross-Guaranty................................................... 29
     14.2 Waivers by Borrowers............................................. 30
     14.3 Benefit of Guaranty.............................................. 30
     14.4 Subordination of Subrogation, Etc................................ 30
     14.5 Election of Remedies............................................. 30
     14.6 Limitation....................................................... 31
     14.7 Contribution with Respect to Guaranty Obligations................ 31
     14.8 Liability Cumulative............................................. 31

     This LOAN AND SECURITY AGREEMENT is entered into as of April 30, 1998, by and between SILICON VALLEY BANK, a California-chartered bank ("BANK"), with a loan production office at 3343 Peachtree Road, N.E., East Tower, Suite 312, Atlanta, Georgia 30326, SQL FINANCIALS INTERNATIONAL, INC., a Delaware corporation (the "PARENT"), with its principal place of business and chief executive office at 3950 Johns Creek Parkway, Suwanee, Georgia 30024 and SQL FINANCIALS SERVICES, L.L.C., a Georgia limited liability company with its principal place of business and chief executive office at 3950 Johns Creek Parkway, Suwanee, Georgia 30024 ("SQL SERVICES"; SQL Services and Parent are hereinafter collectively referred to as the "BORROWERS").

                                    RECITALS
                                    --------

     Borrowers wish to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrowers. This Agreement sets forth the terms on which Bank will advance credit to Borrowers, and Borrowers will repay the amounts owing to Bank.

                                   AGREEMENT
                                   ---------

     The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION
          ----------------------------

          1.1  DEFINITIONS.  As used in this Agreement, the following terms
               -----------
shall have the following definitions:

          "ACCOUNTS" means, with respect to any Borrower, all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to such Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by such Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by any Borrower and any Borrower's Books relating to any of the foregoing.

          "ADVANCE" or "ADVANCES" means a loan advance under the Committed Revolving Line.

          "AFFILIATE" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, such Persons, managers and members.

          "BANK EXPENSES" means all reasonable costs or expenses incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents (including reasonable attorneys' fees and expenses); and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, (including fees and expenses of appeal or review, or those incurred in any Insolvency Proceeding) whether or not suit is brought.

          "BORROWER'S BOOKS" means, with respect to any Borrower, all of such Borrower's books and records including, without limitation: ledgers; records concerning such Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

          "BORROWING BASE" means an amount equal to eighty percent (80%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrowers.

          "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which banks in the State of Georgia are authorized or required to close.

          "CLOSING DATE" means the date of this Agreement.

          "CODE" means the Georgia Uniform Commercial Code.

          "COLLATERAL" means the property described on Exhibit A attached
                                                      ---------
hereto.

          "COMMITTED REVOLVING LINE" means a credit extension of up to Three Million Dollars ($3,000,000.00).

          "COMMITTED EQUIPMENT LINE" means a credit extension of up to One Million Dollars ($1,000,000.00).

          "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

          "COPYRIGHTS" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

          "CREDIT EXTENSION" means each Advance, Equipment Advance, Letter of Credit, or any other extension of credit by Bank for the benefit of any Borrower hereunder.

          "CURRENT ASSETS" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current assets on the consolidated balance sheet of any Borrower and its Subsidiaries as at such date.

          "CURRENT LIABILITIES" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of any Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Credit Extensions made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Parent or any Subsidiary to a date more than one year from the date of determination, but excluding Subordinated Debt.

          "ELIGIBLE ACCOUNTS" means, with respect to any Borrower, those Accounts that arise in the ordinary course of such Borrower's business that comply with all of such Borrower's representations and warranties to Bank set forth in Section 5.4. Unless otherwise agreed to by Bank in writing, Eligible Accounts of a Borrower shall not include the following:

          (a) Accounts that the account debtor has failed to pay within ninety
(90) days of invoice date;

          (b) Accounts owing to such Borrower with respect to an account debtor, fifty percent (50%) of whose Accounts owing to such Borrower the account debtor has failed to pay within ninety (90) days of invoice date;

          (c) Accounts with respect to an account debtor, including Affiliates, whose total obligations to such Borrower exceed twenty-five percent (25%) of all Accounts to such Borrower, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

          (d) Accounts with respect to which the account debtor does not have its principal place of business in the United States or Canada (other than Eligible Foreign Accounts);

          (e) Accounts with respect to which any the account debtor is a federal, state, or local governmental entity or any department, agency, or instrumentality thereof;

          (f) Accounts with respect to which Borrower is liable to the account debtor, but only to the extent of any amounts owing to the account debtor (sometimes referred to as "contra" accounts, e.g. accounts payable, customer deposits, credit accounts etc.);

          (g) Accounts generated by demonstration or promotional equipment, or with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

          (h) Accounts with respect to which the account debtor is an Affiliate, officer, employee, or agent of such Borrower or is another Borrower;

          (i) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

          (j) Accounts the collection of which Bank reasonably determines to be doubtful.

          "ELIGIBLE FOREIGN ACCOUNTS" means Accounts with respect to which the account debtor does not have its principal place of business in the United States or Canada and that are: (1) covered by credit insurance in form and amount, and by an insurer satisfactory to Bank less the amount of any deductible(s) which may be or become owing thereon; or (2) supported by one or more letters of credit either advised or negotiated through Bank or in favor of Bank as beneficiary, in an amount and of a tenor, and issued by a financial institution, acceptable to Bank; or (3) that Bank approves on a case-by-case basis.

          "EQUIPMENT" means, with respect to any Borrower, all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which such Borrower has any interest.

          "EQUIPMENT ADVANCE" has the meaning set forth in Section 2.1.3.

          "EQUIPMENT LOAN MATURITY DATE" means October 29, 2001.

          "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

          "FIRST EQUIPMENT AVAILABILITY DATE" has the meaning set forth in
Section 2.1.3.

          "FIRST EQUIPMENT DRAW-DOWN PERIOD" has the meaning set forth in
Section 2.1.3.

          "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

          "GUARANTOR" means any present or future guarantor of the Obligations.

          "INDEBTEDNESS" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

          "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

          "INSPECTION PERIOD" means any time Advances, Equipment Advances or Letters of Credit are outstanding or an Event of Default or event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing.

          "INTELLECTUAL PROPERTY COLLATERAL" means

          (a) Copyrights, Trademarks, Patents, and Mask Works;

          (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

          (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

          (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

          (e) All licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

          (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

          (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

          "INVENTORY" means, with respect to any Borrower, all present and future inventory in which such Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of such Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above.

          "INVESTMENT" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

          "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

          "LETTER OF CREDIT" means a letter of credit or similar undertaking issued by Bank pursuant to Section 2.1.2.

          "LETTER OF CREDIT RESERVE" has the meaning set forth in Section 2.1.2.

          "LIEN" means any mortgage, lien, deed of trust, deed to secure debt, charge, pledge, security interest or other encumbrance.

          "LIQUIDITY RATIO" means, as of any applicable date, the ratio of the
(i) the sum of Borrower's cash on hand (and cash equivalents) at such date plus
                                                                           ----
the net availability under the Committed Revolving Line at such date to (ii) the outstanding principal balance of the Equipment Advances at such date.

          "LTI" means Leasing Technologies International, Inc.

          "LTI INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of March 28, 1997 between LTI and Bank and consented to by Borrowers.

          "LOAN DOCUMENTS" means, collectively, this Agreement, any note or notes executed by any Borrower (or both of them), any other present or future agreement entered into between any Borrower (or both of them) and/or for the benefit of Bank in connection with this Agreement, and any agreement, instrument or document described in Section 13.8(b) of this Agreement, all as amended, extended or restated from time to time.

          "MASK WORKS" means all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired;

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of the Borrowers and their Subsidiaries taken as a whole or (ii) the ability of any Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

          "MATURITY DATE" means the Revolving Maturity Date.

          "MEMBERSHIP INTEREST PLEDGE AGREEMENT" means the Membership Interest Pledge Agreement dated as of the Closing Date executed by Parent in favor of Bank whereby Parent pledges 100% of the membership interest of SQL Services to Bank as security for the repayment of the Obligations, as amended, restated or supplemented from time to time.

          "NEGATIVE PLEDGE AGREEMENTS" means, collectively, (i) the Negative Pledge Agreement dated as of the Closing Date executed between Parent and Bank,
(ii) the Negative Pledge Agreement dated as of the Closing Date executed between SQL Services and the Bank, and (iii) any amendments, restatements or supplements of any of the foregoing.

          "NEGOTIABLE COLLATERAL" means, with respect to any Borrower, all of such Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper.

          "OBLIGATIONS" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by any Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from any Borrower to others that Bank may have obtained by assignment or otherwise.

          "PATENTS" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

          "PAYMENT DATE" means the first calendar day of each month commencing on the first such date after the Closing Date and ending on the Equipment Loan Maturity Date.

          "PERMITTED INDEBTEDNESS" means:

          (a) Indebtedness of Borrowers in favor of Bank arising under this Agreement or any other Loan Document;

          (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

          (c)  Subordinated Debt;

          (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

          (e) Indebtedness secured by Permitted Liens.

          "PERMITTED INVESTMENT" means:

          (a) Investments existing on the Closing Date disclosed in the Schedule;

          (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank; and (iv) any Investments permitted by any Borrower's investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved by Bank, which approval shall not be unreasonably withheld;

          (c) Investments consisting of loans to officers and employees of any Borrower approved by the Board of Directors of such Borrower in an aggregate principal amount not in excess of $50,000 outstanding at any time; and

          (d) Parent's ownership of 100% of the membership interest of SQL Services and 100% of the capital stock of SQL Europe.

          "PERMITTED LIENS" means the following:

          (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

          (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate reserves are maintained on the applicable Borrower's Books in accordance with GAAP, provided the same have no priority
                                          --------
over any of Bank's security interests;

          (c) Liens (i) upon or in any Equipment acquired or held by any Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the
                                --------
property so acquired and improvements thereon, and the proceeds of such equipment;

          (d) Liens of landlords, carriers, warehousemen, mechanics, materialmen or similar liens arising in the ordinary course of business imposed by law and securing obligations not overdue, or being contested in good faith and by proper proceedings and as to which adequate reserves with respect thereto are maintained on the books of the applicable Borrower in accordance with GAAP;

          (e) Pledges or deposits in connection with workers' compensation, unemployment insurance and other types of U.S. social security legislation;

          (f) Security deposits made to secure the performance of leases and licenses incurred in the ordinary course of business;

          (g) Liens created through the escrow of the Parent's source codes for the benefit of its customers; and

          (h) Liens granted by Parent in favor of LTI in the assets of Borrowers described in the UCC-1 financing statement naming LTI as secured party, bearing file number 441997004036, and filed April 22, 1997 with the Clerk of the Superior Court of DeKalb County, Georgia so long as the LTI Intercreditor Agreement is in full force and effect; and

          (i) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or
                               --------
replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

          "PERSON" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

          "PRIME RATE" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

          "PRIOR CREDIT AGREEMENT" has the meaning set forth in Section 13.8.

          "QUICK ASSETS" means, as of any applicable date, the consolidated cash, cash equivalents, accounts receivable and investments with maturities of fewer than 90 days of any Borrower determined in accordance with GAAP.

          "RESPONSIBLE OFFICER" means, with respect to any Borrower, each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of such Borrower.

          "REVOLVING MATURITY DATE" means April 29, 1999.

          "SCHEDULE" means the schedule of exceptions attached hereto, if any.

          "SECOND EQUIPMENT AVAILABILITY END DATE" has the meaning set forth in
Section 2.1.3.

          "SECOND EQUIPMENT DRAW-DOWN PERIOD" has the meaning set forth in
Section 2.1.3.

          "SQL EUROPE" means SQL Financials Europe, Inc., a corporation organized under the laws of Delaware.

          "SUBORDINATED DEBT" means any debt incurred by any Borrower that is subordinated to the debt owing by such Borrower to Bank on terms acceptable to Bank (and identified as being such by such Borrower and Bank).

          "SUBSIDIARY" means with respect to any Person, corporation, partnership, company association, joint venture, or any other business entity of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

          "TOTAL LIABILITIES" means as of any applicable date, any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrowers, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

          "TRADEMARKS" means, with respect to any Borrower, any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of such Borrower connected with and symbolized by such trademarks.

          "WARRANTS" means, collectively, any and all warrants issued by any Borrower in favor of Bank or any Affiliate of Bank (including Silicon Valley Bancshares), including without limitation, (i) the warrant to Purchase Series D Convertible Preferred Stock of the Parent dated January 5, 1996, Number W96-1 issued in favor of Silicon Valley Bancshares, and (ii) the Warrant to Purchase Series E Convertible Preferred Stock of the Parent dated March 28, 1997, Number W97-1 issued in favor of Silicon Valley Bancshares.

        1.2 ACCOUNTING AND OTHER TERMS. All accounting terms not specifically
            --------------------------
defined herein shall be construed in accordance with GAAP and all calculations and determinations made hereunder shall be made in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. The terms "including"/ "includes" shall always be read as meaning "including (or includes) without limitation", when used herein or in any other Loan Document.

     2. LOAN AND TERMS OF PAYMENT
        -------------------------

        2.1  CREDIT EXTENSIONS.  Borrowers jointly and severally promise to
             -----------------
pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to any Borrower hereunder. Borrowers shall also pay interest on the unpaid principal amount of such Advances at rates in accordance with the terms hereof.

        2.1.1 (a) Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrowers in an aggregate outstanding amount not to exceed (i) the Committed Revolving Line or the Borrowing Base, whichever is less, minus (ii) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this
Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement.

          (b) Whenever the Borrowers desire an Advance, the Borrowers will notify Bank by facsimile transmission or telephone no later than noon Atlanta, Georgia time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances
                          ---------
under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and each Borrower shall jointly and severally indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance.

          (c) The Committed Revolving Line shall terminate on the Revolving Maturity Date, at which time all Advances under this Section 2.1 and other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable.

          (d) The proceeds of the Advances shall be used to finance the working capital and general corporate needs of the Borrowers. In no event shall the proceeds of any Advance be invested, loaned or otherwise advanced or transferred by any Borrower to SQL Europe or any Subsidiary created or acquired by any Borrower after the date hereof without the prior written consent of the Bank.

        2.1.2  LETTERS OF CREDIT.
               -----------------

          (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued Letters of Credit for the account of any Borrower in an aggregate outstanding face amount not to exceed (i) the lesser of the Committed Revolving Line or the Borrowing Base, whichever is less, minus (ii) the then outstanding principal balance of the Advances; provided that the face
                                                        --------
amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) shall not in any case exceed Five Hundred Thousand Dollars ($500,000). Each Letter of Credit shall have an expiry date no later than one hundred eighty (180) days after the Revolving Maturity Date; provided that Borrower's Letter of Credit reimbursement obligations shall be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of the Agreement is not extended by Bank. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of standard Application and Letter of Credit Agreement.

          (b) The obligation of Borrowers to immediately reimburse Bank for drawings made under Letters of Credit shall be joint and several, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Each Borrower shall jointly and severally indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any Letters of Credit.

          2.1.3  EQUIPMENT ADVANCES.
                 ------------------

          (a) Subject to and upon the terms and conditions of this Agreement, at any time from the date hereof through October 30, 1998 (the "FIRST EQUIPMENT AVAILABILITY END DATE"), Bank agrees to make advances (each an "EQUIPMENT ADVANCE" and collectively, the "EQUIPMENT ADVANCES") to Borrowers in an aggregate outstanding amount not to exceed the Committed Equipment Line. The period commencing on the date of this Agreement through the First Equipment Availability End Date is hereinafter called the "FIRST EQUIPMENT DRAW-DOWN PERIOD". Subject to and upon the terms and conditions of this Agreement, at any time after the First Equipment Availability End Date through April 29, 1999 (the "SECOND AVAILABILITY END DATE"), Bank agrees to make Equipment Advances to Borrowers in an aggregate amount not to exceed the Committed Equipment less the
                                                                       ----
principal amount of all Equipment Advances made by Bank to Borrowers during the First Equipment Draw-Down Period. The period commencing on the date after the First Equipment Availability End Date through the Second Equipment Availability End Date is hereinafter called the "SECOND EQUIPMENT DRAW-DOWN PERIOD". The First Equipment Draw-Down Period and the Second Equipment Draw-Down Period are hereinafter collectively called the "DRAW-DOWN PERIODS".

          (b) To evidence the Equipment Advance or Equipment Advances during any Equipment Draw-Down Period, Borrowers shall deliver to Bank, at the time of each Equipment Advance request, an invoice for the Equipment to be purchased or refinanced and a certificate from the Responsible Officer certifying where such Equipment is or will be located. The Equipment Advances made during any Draw-Down Period shall be used only to purchase Equipment (or refinance the purchase of Equipment purchased by any Borrower on or after June 1, 1997 through the Second Equipment Availability End Date). The Equipment Advances shall not exceed one hundred percent (100%) of the invoice amount of such Equipment approved from time to time by Bank, excluding taxes, shipping and installation expense on purchases made from June 1, 1997 through the end of the applicable Equipment

Draw-Down Period. Software may, however, constitute up to twenty-five percent (25%) of aggregate Equipment Advances.

          (c) Interest shall accrue from the date of each Equipment Advance at the rate per annum of one-half percent (.5%) above the Prime Rate. For Equipment Advances made during the First Equipment Draw-Down Period, interest shall be payable monthly for each month through the month in which the First Equipment Availability End Date falls. For Equipment Advances made during the Second Equipment Draw-Down Period, interest shall be payable monthly for each month through the month in which the Second Equipment Availability End Date falls.

          (d) Any Equipment Advances made during the First Equipment Draw-Down Period that are outstanding on the First Equipment Availability End Date will be payable in thirty-six (36) equal monthly installments of principal, plus all accrued interest, beginning on the Payment Date of each month following the First Equipment Availability End Date and ending on the Equipment Loan Maturity Date.

          (e) Any Equipment Advances made during the Second Equipment Draw-Down Period that are outstanding on the Second Equipment Availability End Date will be payable in thirty (30) equal monthly installments of principal, plus accrued interest, beginning on the Payment Date of each month following the Second Equipment Availability End Date and ending on the Equipment Loan Maturity Date.

          (f) Equipment Advances, once repaid, may not be reborrowed.

          (g) When Borrowers desire to obtain an Equipment Advance, Borrowers shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than noon Atlanta, Georgia time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for the Equipment to be financed and a certificate from a Responsible Officer certifying where such Equipment is or will be located.

        2.2  OVERADVANCES.  If, at any time or for any reason, the amount of
             ------------
Obligations owed by Borrowers to Bank pursuant to Section 2.1.1 and 2.1.2 of this Agreement is greater than the lesser of (i) the Committed Revolving Line or
(ii) the Borrowing Base, Borrowers shall immediately pay to Bank, in cash, the amount of such excess.

        2.3  INTEREST RATES, PAYMENTS, AND CALCULATIONS.
             ------------------------------------------

          (a) Interest Rate.  Except as set forth in Section 2.3(b), any
              -------------
Advances shall bear interest, on the average daily balance thereof, at a per annum rate equal to the Prime Rate.

          (b) Default Rate.  All Obligations shall bear interest, from and after
              ------------
the occurrence of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

          (c) Payments.  Interest hereunder shall be due and payable on each
              --------
Payment Date. Each Borrower hereby authorizes Bank to debit any accounts with Bank, for payments of principal and interest due on the Obligations and any other amounts owing by such Borrower to Bank. Bank will notify any Borrower of all debits which Bank has made against such Borrower's accounts. Any such debits against such Borrower's accounts shall be credited against the Obligations and in no way shall be deemed a set-off.

          (d) Computation.  In the event the Prime Rate is changed from time to
              -----------
time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

          (e) Agreements Regarding Interest and Other Charges.  Each Borrower
              -----------------------------------------------
and the Bank hereby agree that the only charges imposed or to be imposed by the Bank upon any Borrower for the use of money in connection with the loans made hereunder is and will be the interest required to be paid under the provisions of this Agreement as well as the related provisions of the Loan Documents. In no event shall the amount of interest due and payable under this Agreement or the Loan Documents exceed the maximum rate of interest allowed by applicable law and, in the event any such payment is made by any Borrower or received by the Bank, such excess sum shall be credited as a payment of principal. It is the express intent hereof that no Borrower pay and the Bank not receive, directly or indirectly or in any manner, interest in excess of that which may be lawfully paid under applicable law. All interest and other charges, fees or other amounts deemed to be interest which are paid or agreed to be paid to the Bank under this Agreement or the Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, allocated and spread on a pro rata basis
                                                        --- ----
throughout the entire actual term of the loans (including any extension or renewal period). Any and all fees payable hereunder are not intended, and shall not be deemed, to be interest or a charge for the use of money, but rather shall constitute an "other charge" within the meaning of O.C.G.A. (S) 7-4-2(a)(1).
                                                   -------

        2.4  CREDITING PAYMENTS.  Prior to the occurrence of an Event of
             ------------------
Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrowers specify. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment, whether directed to a Borrower's deposit account with Bank or to the Obligations or otherwise, shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment in respect of the Obligations unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 2:00 p.m. Atlanta, Georgia time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

        2.5  FEES.  Borrowers shall jointly and severally pay to Bank the
             ----
following:

          (a) Equipment Term Loan Commitment Fee.  An Equipment Term Loan
              ----------------------------------
Commitment Fee equal to Twelve Thousand Five Hundred Dollars ($12,500), which fee shall be due on the Closing Date and shall be fully earned and non-refundable;

          (b) Financial Examination and Appraisal Fees.  Bank's customary fees
              ----------------------------------------
and out-of-pocket expenses for (i) Bank's audits of each Borrower's Accounts and
(ii) each appraisal of Collateral and financial analysis and examination of Borrowers performed from time to time by Bank or its agents;

          (c) Bank Expenses. Upon demand from Bank, including, without
              -------------
limitation, upon the date hereof, all Bank Expenses incurred through the date hereof, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

        2.6  ADDITIONAL COSTS.  In case any law, regulation, treaty or official
             ----------------
directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

          (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

          (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

          (c) imposes upon Bank any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrowers thereof. Borrowers jointly and severally agree to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail, which statement shall be deemed true and correct absent manifest error.

        2.7  TERM.  Except as otherwise set forth herein, this Agreement
             ----
shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Equipment Loan Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination of this Agreement, Bank's lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

     3.   CONDITIONS OF LOANS
          -------------------

        3.1  CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.    The
             ------------------------------------------------
obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

          (a) this Agreement;

          (b) the Member Interest Pledge Agreement;

          (c) the Negative Pledge Agreements;

          (d) the Confirmation of Intercreditor Agreement from LTI;

          (e) a certificate of the Secretary of Parent with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement and the other Loan Documents to which it is a party;

          (f) a certificate of the Secretary of SQL Services with respect to the articles of organization, operating agreement, incumbency and resolutions authorizing the execution and delivery of this Agreement and the other Loan Documents to which it is a party;

          (g) financing statements (Forms UCC-1);

          (h) insurance certificates for each Borrower;

          (i) payment of the fees and Bank Expenses then due specified in
Section 2.5 hereof;

          (j) Certificate of Foreign Qualification (if applicable); and

          (k) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

        3.2  CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.    The obligation
             ---------------------------------------------
of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

          (a) timely receipt by Bank of the Payment/Advance Form as provided in
Section 2.1; and

          (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would result from such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by each Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2(b).

        The obligation of Bank to make the initial Advance is also subject to a satisfactory audit by Bank of each Borrower's Accounts, but no audit shall be required in connection with the outstanding letters of credit issued by Bank under the Prior Credit Agreement becoming Letters of Credit under this Agreement.

        The obligation of Bank to make any Equipment Advance in excess of $50,000 is also subject to (i) the Bank filing UCC-1 financing statements in form and substance satisfactory to the Bank in the applicable filing office or offices in the jurisdiction where the Equipment being financed with such Equipment Advance is located and (ii) the Bank's receipt of lien searches in the applicable filing offices showing no prior Liens on such Equipment other than the Liens in favor of Bank.

     4.   CREATION OF SECURITY INTEREST
          -----------------------------

        4.1  GRANT OF SECURITY INTEREST.  Each Borrower grants and pledges to
             --------------------------
Bank a continuing security interest in all of its presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Each Borrower acknowledges that Bank may place a "hold" on any Deposit Account pledged as Collateral to secure the Obligations. Notwithstanding termination of this Agreement, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

        4.2  DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.  Each Borrower
             ---------------------------------------------
shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

        4.3  RIGHT TO INSPECT.  Bank (through any of its officers,
             ----------------
employees, or agents) shall have the right, upon reasonable prior notice at any time during the Inspection Period, to inspect any Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify such Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral from time to time during such Borrower's usual business hours.

     5.   REPRESENTATIONS AND WARRANTIES
          ------------------------------

        Each Borrower represents and warrants as follows:

        5.1  DUE ORGANIZATION AND QUALIFICATION.  Parent is a corporation
             ----------------------------------
duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified. SQL Services is a limited liability company duly existing and in good standing under the laws of its state of organization and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

        5.2  DUE AUTHORIZATION; NO CONFLICT.  The execution, delivery, and
             ------------------------------
performance of the Loan Documents to which such Borrower is a party are within such Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in its Certificate of Incorporation and bylaws (in the case of Parent) or its Articles of Organization and Operating Agreement (in the case of SQL Services), nor will they constitute an event of default under any material agreement to which such Borrower is a party or by which such Borrower is bound. No Borrower is in default under any agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

        5.3  NO PRIOR ENCUMBRANCES.  Each Borrower has good and indefeasible
             ---------------------
title to the Collateral, free and clear of Liens, except for Permitted Liens.

        5.4  BONA FIDE ELIGIBLE ACCOUNTS.  The Eligible Accounts are bona
             ---------------------------
fide existing obligations. The service or property giving rise to such Eligible Accounts has been performed or delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. No Borrower has received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account. The Bank has a first-priority and perfected security interest in the Accounts of each Borrower.

        5.5  MERCHANTABLE INVENTORY.  All Inventory is in all material
             ----------------------
respects of good and marketable quality, free from all material defects.

        5.6  INTELLECTUAL PROPERTY.  Each Borrower is the sole owner of its
             ---------------------
Intellectual Property Collateral, except for non-exclusive licenses granted by such Borrower to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party. Except for and upon the filing with the United States Patent and Trademark Office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights and Mask Works necessary to perfect the security interests created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either (i) for the grant by any Borrower of the security interest granted hereby or for the execution, delivery or performance of Loan Documents by any Borrower in the United States or (ii) for the perfection in the United States or the exercise by Bank of its rights and remedies hereunder.

        5.7  NAME; LOCATION OF CHIEF EXECUTIVE OFFICE; OTHER LOCATIONS.
             ---------------------------------------------------------
Except as disclosed in the Schedule, no Borrower has done business and will not without at least thirty (30) days prior written notice to Bank do business under any name other than that specified on the signature page hereof. The chief executive office of each Borrower is located at its address indicated in Section 10 hereof. No Borrower keeps any Collateral with a fair market value in excess of $50,000 at any location other than such Borrower's chief executive office located at its address indicated in Section 10 hereof.

        5.8  LITIGATION.  Except as set forth in the Schedule, there are no
             ----------
actions or proceedings pending, or, to any Borrower's knowledge, threatened by or against any Borrower or any Subsidiary of such Borrower before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on any Borrower's interest or Bank's security interest in the Collateral.

        5.9  NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.  All
             --------------------------------------------------
consolidated financial statements related to any Borrower and any Subsidiary of such Borrower that have been delivered by Borrowers to Bank fairly present in all material respects such Borrower's consolidated financial condition as of the date thereof and such Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of any Borrower since the date of the most recent of such financial statements submitted to Bank on or about the Closing Date.

        5.10 SOLVENCY.  The fair saleable value of each Borrower's assets
             --------
(including goodwill minus disposition costs) exceeds the fair value of the liabilities of such Borrower; no Borrower is left with unreasonably small capital after the transactions contemplated by this Agreement; and each Borrower is able to pay its debts (including trade debts) as they mature.

        5.11 REGULATORY COMPLIANCE.  Each Borrower and each Subsidiary of such
             ---------------------
Borrower has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from any Borrower's failure to comply with ERISA that is reasonably likely to result in such Borrower's incurring any liability that could have a Material Adverse Effect. No Borrower is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Each Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. No Borrower has violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

        5.12 ENVIRONMENTAL CONDITION.  None of any Borrower's or any of its
             -----------------------
Subsidiary's properties or assets has ever been used by such Borrower or any such Subsidiary or, to the best of any Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of any Borrower's knowledge, none of any Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by any Borrower or any Subsidiary of such Borrower; and no Borrower or any Subsidiary of such Borrower has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by such Borrower or any such Subsidiary resulting in the release, or other disposition of hazardous waste or hazardous substances into the environment.

        5.13 TAXES.  Each Borrower and each Subsidiary of such Borrower has
             -----
filed or caused to be filed all tax returns required to be filed on a timely basis, and has paid, or has made adequate provision for the payment of, all taxes reflected therein, except those being contested in good faith by proper proceedings with adequate reserves under GAAP.

        5.14 SUBSIDIARIES.  No Borrower owns any stock, partnership interest
             ------------
or other equity securities of any Person, except for Permitted Investments.

        5.15 GOVERNMENT CONSENTS.  Each Borrower and each Subsidiary of such
             -------------------
Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of such Borrower's or such Subsidiary's business as currently conducted.

        5.16 FULL DISCLOSURE.  No representation, warranty or other statement
             ---------------
made by any Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

     6. AFFIRMATIVE COVENANTS
        ---------------------

        Each Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, each Borrower shall do all of the following:

        6.1  GOOD STANDING.  Each Borrower shall maintain its and each of its
             -------------
Subsidiaries' corporate existence and good standing in the jurisdiction of such Person incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Each Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of such Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

        6.2  GOVERNMENT COMPLIANCE.  Each Borrower shall meet, and shall
             ---------------------
cause each of its Subsidiaries to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Each Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

        6.3  FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.  Each Borrower shall
             -------------------------------------------
deliver to Bank:  (a) as soon as available, but in any event within thirty
(30) days after the end of each month, a company prepared consolidated balance sheet and income statement covering such Borrower's consolidated operations during such period, in a form and certified by an officer of such Borrower reasonably acceptable to Bank; provided, however, upon the consummation of the
                               --------
Parent's initial public offering of its common stock, each Borrower shall deliver such balance sheets and income statements as soon as available but in any event within forty-five (45) days after the end of each quarter; (b) as soon as available, but in any event within ninety (90) days after the end of such Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of a "big six" certified public accounting firm or an independent certified public accounting firm reasonably acceptable to Bank; (c) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by such Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against such Borrower or any Subsidiary of such Borrower that could result in damages or costs to such Borrower or any such Subsidiary of One Hundred Thousand Dollars ($100,000) or more; (e) prompt notice of any material change in the composition of the Intellectual Property Collateral, including, but not limited to, any subsequent ownership right of such Borrower in or to any Copyright, Patent or Trademark not specified in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely effects the value of the Intellectual Property Collateral; and (f) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

        If Advances are outstanding under the Committed Revolving Line or if any Letters of Credit are issued and outstanding, Borrower shall deliver to Bank, within twenty (20) days after the last day of each month, a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of
Exhibit C hereto, together with aged listings of accounts receivable. Prior to
---------
the making of any Advance or the issuance of a Letter of Credit by Bank during any month in which Bank has not received a current Borrowing Base Certificate, Borrower shall deliver to Bank a current Borrowing Base Certificate, together with aged listings of accounts receivable.

        Within thirty (30) days after the last day of each month, each Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto.
---------

        Bank shall have a right from time to time hereafter to audit any Borrower's Accounts at such Borrower's expense, provided that such audits will be conducted no more often than annually unless an Event of Default has occurred and is continuing.

        6.4  INVENTORY; RETURNS.  Each Borrower shall keep all Inventory in
             ------------------
good and marketable condition, free from all material defects. Returns and allowances, if any, as between a Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of such Borrower, as they exist at the time of the execution and delivery of this Agreement. Each Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than One Hundred Thousand Dollars ($100,000).

        6.5  TAXES.  Each Borrower shall make, and shall cause each of its
             -----
Subsidiaries to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and each Borrower will make, and will cause each of its Subsidiaries to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that such Borrower or such Subsidiary has made such payments or deposits; provided that such Borrower or such Subsidiary need not make any payment if the amount or validity of such payment is (i) contested in good faith by appropriate proceedings, (ii) is reserved against (to the extent required by GAAP) by such Borrower or such Subsidiary and
(iii) no lien other than a Permitted Lien results.

        6.6  INSURANCE.
             ---------

          (a) Each Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where such Borrower's business is conducted on the date hereof. Each Borrower shall also maintain insurance relating to such Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to such Borrower's business.

          (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. At Bank's request, each Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

        6.7  PRINCIPAL OPERATING ACCOUNTS.  Each Borrower shall maintain its
             ----------------------------
principal operating accounts with Bank.

        6.8  QUICK RATIO.  During the period from May 1, 1998 through the
             -----------
date that Parent consummates the initial public offering of its common stock, Parent shall maintain, on a consolidated basis, as of the last day of each calendar month during such period, a ratio of (i) Quick Assets to (ii) Current Liabilities as of such date of at least 1.50 to 1.0. Thereafter, Parent shall maintain, on a consolidated basis, as of the last day of each fiscal quarter, a ratio of (i) Quick Assets to (ii) Current Liabilities as of such date of at least 1.50 to 1.0.

        6.9  LIQUIDITY RATIO.  Parent shall maintain, on a consolidated basis,
             ---------------
as of the last day of each fiscal quarter, a Liquidity Ratio of at least 2.0 to 1.0.

        6.10 PROFITABILITY. Parent shall have, on a consolidated basis, a
             -------------
minimum net profit (net of capitalized non-cash charges in connection with the issuance of stock, stock options, warrants, or other equity interests) for each of its calendar quarters shown below of at least the amount shown below for such calendar quarter:


        Minimum Net Profit   Quarter Ending
        ------------------   --------------

           ($850,000)        March 31, 1998
                $1           June 30, 1998 and each fiscal
                             quarter ending thereafter

        6.11 REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS.
             --------------------------------------------

          (a) At the Bank's request, each Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights developed or acquired by such Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party.

          (b) At the Bank's request, each Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in the Intellectual Property Collateral.

          (c) Each Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, Copyrights, and Mask Works, to the extent the loss of the same would have a Material Adverse Effect, (ii) use its best efforts to detect infringements of the Trademarks, Patents, Copyrights and Mask Works and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents, Copyrights, or Mask Works to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld, unless Bank determines that reasonable business practices suggest that abandonment is appropriate.

          (d) Bank shall have the right, but not the obligation, to take, at Borrowers' sole expense, any actions that any Borrower is required under this
Section 6.11 to take but which such Borrower fails to take, after fifteen (15) days' notice to such Borrower. Each Borrower shall jointly and severally reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.11.

        6.12 FURTHER ASSURANCES.  At any time and from time to time each
             ------------------
Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

     7. NEGATIVE COVENANTS
        ------------------

        Each Borrower covenants and agrees that, so long as any Credit Extension hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Advances, such Borrower will not do any of the following:

        7.1  DISPOSITIONS.  Convey, sell, lease, transfer or otherwise
             ------------
dispose of (collectively, a "TRANSFER"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than Transfers: (i) of inventory in the ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of such Borrower or its Subsidiaries in the ordinary course of business; (iii) that constitute payment of normal and usual operating expenses in the ordinary course of business; or
(iv) of worn-out or obsolete Equipment.

        7.2 CHANGES IN BUSINESS, OWNERSHIP, OR MANAGEMENT, BUSINESS LOCATIONS.
            -----------------------------------------------------------------
Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by such Borrower and any business substantially similar or related thereto (or incidental thereto); or suffer any change in SQL Services ownership structure or a material change in SQL Services management; or suffer a change in the record or beneficial ownership of an aggregate of more than 25% of the outstanding shares of stock of Parent, in one or more transactions, compared to the ownership of outstanding shares of stock of Parent in effect on the date hereof (except that Parent shall be permitted to consummate the initial public offering and any secondary public offering of its common stock); or suffer a material change in Parent's management. No Borrower will, without at least thirty (30) days prior written notification to Bank, relocate its chief executive office. In addition, no Borrower will, without at least thirty (30) days prior written notification to Bank, relocate any Equipment financed with the proceeds of an Equipment Advance from the location where such Borrower stated such Equipment would be located when requesting such Equipment Advance (other that the relocation of such Equipment in the ordinary course of a Borrower's business to a job site or the relocation of any such Equipment with a fair market value of less than $50,000 in the aggregate to another location).

        7.3 MERGERS OR ACQUISITIONS. Use any proceeds from Advances, Equipment
            -----------------------
Advances or the issuance of any Letters of Credit, or use any proceeds from any public offering of Parent's common stock if an Event of Default under Section
8.1 or resulting from a violation of Section 6.8, 6.9 or 6.10 has occurred and is continuing, to merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except that the merger of a Subsidiary with and into Parent, with Parent being the surviving corporation of such merger, shall be permitted.

        7.4  INDEBTEDNESS.  Create, incur, assume or be or remain liable with
             ------------
respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

        7.5 ENCUMBRANCES. Create, incur, assume or suffer to exist any Lien with
            ------------
respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

        7.6 DISTRIBUTIONS. Pay any dividends or make any other distribution or
            -------------
payment on account of or in redemption, retirement or purchase of any capital stock.

        7.7 INVESTMENTS. Use any proceeds from Advances, Equipment Advances or
            -----------
the issuance of any Letters of Credit, or use any proceeds from any public offering of the Parent's common stock if an Event of Default under Section 8.1 or resulting from a violation of Section 6.8, 6.9 or 6.10 has occurred and is continuing, to directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

        7.8  TRANSACTIONS WITH AFFILIATES.  Directly or indirectly enter into or
             ----------------------------
permit to exist any material transaction with any Affiliate of any Borrower except for transactions that are in existence on the date hereof or that are in the ordinary course of such Borrower's business, upon fair and reasonable terms that are no less favorable to such Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

        7.9  INTELLECTUAL PROPERTY AGREEMENTS.  No Borrower shall permit the
             --------------------------------
inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in such Borrower's rights and interests in any property included within the definition of the Intellectual Property Collateral acquired under such contracts.

        7.10 SUBORDINATED DEBT.  Make any payment in respect of any
             -----------------
Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent, provided, however, that Borrowers shall be
                                      --------
permitted to repay any Subordinated Debt with the proceeds from the initial public offering of the Parent's common stock.

        7.11 INVENTORY. Store the Inventory with a bailee, warehouseman, or
             ---------
similar party unless Bank has received a pledge of any warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, each Borrower shall keep its Inventory only at the location set forth in Section 10 hereof and such other locations of which such Borrower gives Bank prior written notice and as to which such Borrower signs and files a financing statement where needed to perfect Bank's security interest. No Borrower shall sell any Inventory on a sale-or-return, guaranteed sale, consignment or other contingent basis.

        7.12 COMPLIANCE. Become an "investment company" or a company controlled
             ----------
by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose; fail to meet the minimum funding requirements of ERISA; permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral; or permit any of its Subsidiaries to do any of the foregoing.

        8. EVENTS OF DEFAULT
           -----------------

        Any one or more of the following events shall constitute an Event of Default by Borrowers under this Agreement:

        8.1  PAYMENT DEFAULT.  If any Borrower fails to pay, when due, any
             ---------------
of the Obligations.

        8.2  COVENANT DEFAULT.
             ----------------

          (a) If any Borrower fails to perform any obligation under Sections 6.3, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11 or 6.12 or violates any of the covenants contained in Article 7 of this Agreement, or

          (b) If any Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between any Borrower (or both of them) and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within twenty (20) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the twenty (20) day period or cannot after diligent attempts by such Borrower be cured within such twenty (20) day period, and such default is likely to be cured within a reasonable time, then such Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be required to be made during such cure period);

        8.3  MATERIAL ADVERSE CHANGE.  If there (i) occurs a material
             -----------------------
adverse change in the business, operations, or condition (financial or otherwise) of any Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank's security interests in the Collateral;

        8.4  ATTACHMENT.  If any material portion of any Borrower's assets
             ----------
is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if any Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of any Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of such Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after such Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by such Borrower (provided that no Credit Extensions will be required to be made during such cure period);

        8.5  INSOLVENCY.  If any Borrower becomes insolvent, or if an
             ----------
Insolvency Proceeding is commenced by any Borrower, or if an Insolvency Proceeding is commenced against any Borrower and is not dismissed or stayed within 30 days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

        8.6  OTHER AGREEMENTS.  If there is a default in any agreement to
             ----------------
which any Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could have a Material Adverse Effect;

        8.7  SUBORDINATED DEBT.  If any Borrower makes any payment on
             -----------------
account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

        8.8  JUDGMENTS.  If a judgment or judgments for the payment of money
             ---------
in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against Borrowers or any of them and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

        8.9  MISREPRESENTATIONS.  If any material misrepresentation or
             ------------------
material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate or writing delivered to Bank by any Borrower or any Person acting on such Borrower's behalf pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

        8.10 GUARANTY.  Any guaranty of all or a portion of the Obligations
             --------
ceases for any reason to be in full force and effect, or any Guarantor fails to perform any obligation under any guaranty of all or a portion of the Obligations, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any guaranty of all or a portion of the Obligations or in any certificate delivered to Bank in connection with such guaranty, or any of the circumstances described in Sections 8.4, 8.5 or 8.8 occur with respect to any Guarantor.

     9. BANK'S RIGHTS AND REMEDIES
        --------------------------

        9.1  RIGHTS AND REMEDIES.  Upon the occurrence and during the
             -------------------
continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrowers:

          (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section
8.5 all Obligations shall become immediately due and payable without any action by Bank);

          (b) Cease advancing money or extending credit to or for the benefit of any Borrower under this Agreement or under any other agreement between any Borrower and Bank;

          (c) Demand that Borrowers (i) jointly and severally deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrowers shall forthwith deposit and pay such amounts, and (ii) jointly and severally pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

          (d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

          (e) Without notice to or demand upon any Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Each Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Each Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. Each Borrower hereby grants Bank a license to enter any premise of such Borrower and to occupy the same, without charge;

          (f) Without notice to any Borrower set off and apply to the Obligations any and all (i) balances and deposits of such Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of such Borrower held by Bank;

          (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, any Borrower's labels, patents, copyrights, licenses, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, any Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

          (h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Borrower's premises) as Bank determines is commercially reasonable, and apply the proceeds thereof to the Obligations in whatever manner or order it deems appropriate;

          (i) Bank may credit bid and purchase at any public sale, or at any private sale as permitted by law; and

          (j) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrowers.

          (k) Bank shall have a non-exclusive, royalty-free license to use the Intellectual Property Collateral to the extent reasonably necessary to permit Bank to exercise its rights and remedies upon the occurrence of an Event of Default.

          9.2  POWER OF ATTORNEY.  Effective only upon the occurrence and
               -----------------
during the continuance of an Event of Default, each Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as such Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts;
(b) endorse such Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign such Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to such Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (f) to modify, in its sole discretion, any intellectual property security agreement entered into between such Borrower and Bank without first obtaining such Borrower's approval of or signature to such modification by amending Exhibit A, Exhibit B, Exhibit C, and Exhibit D, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents, Trademarks, Mask Works acquired by such Borrower after the execution thereof or to delete any reference to any right, title or interest in any Copyrights, Patents, Trademarks, or Mask Works in which such Borrower no longer has or claims any right, title or interest; (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Borrower where permitted by law; and (h) to transfer the Intellectual Property Collateral into the name of Bank or a third party to the extent permitted under the Georgia Uniform Commercial Code provided Bank may exercise such power of attorney to sign the name of such Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as each Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

        9.3  ACCOUNTS COLLECTION.  Upon the occurrence and during the
             -------------------
continuance of an Event of Default, Bank may notify any Person owing funds to any Borrower of Bank's security interest in such funds and verify the amount of such Account. Each Borrower shall collect all amounts owing to such Borrower for Bank, receive in trust all payments as Bank's trustee, and if requested or required by Bank, immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

        9.4  BANK EXPENSES.  If any Borrower fails to pay any amounts or
             -------------
furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Committed Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

        9.5 BANK'S LIABILITY FOR COLLATERAL. So long as Bank complies with
            -------------------------------
reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrowers.

        9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this
            -------------------
Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not expressly set forth herein as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on any Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

        9.7 DEMAND; PROTEST. Each Borrower waives demand, protest, notice of
            ---------------
protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which such Borrower may in any way be liable.

        9.8 WAIVERS BY BORROWERS. Except as otherwise provided for in this
            --------------------
Agreement and to the fullest extent permitted by applicable law, each Borrower waives: (a) all rights to notice and a hearing prior to Bank's taking possession or control of, or to Bank's replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Bank to exercise any of its remedies; and (b) the benefit of all valuation, appraisal and exemption laws. Each Borrower acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

        10.  GUARANTOR WAIVERS BY BORROWER.
             -----------------------------

        If and to the extent that any Obligation of any Borrower to Bank shall be considered an obligation of guaranty or suretyship, then the following provisions of this Section 10 shall apply with respect to each such Borrower solely to the extent that such Borrower is deemed to act in the capacity of a guarantor and shall not effect a waiver of rights in such person's capacity as a
Borrower:

          (a) Each Borrower expressly waives the right to require Bank first to pursue any other Person, the Collateral, or any other security or guaranty that may be held for the Obligations, or to apply any such security or guaranty to the Obligations before seeking from such Borrower payment in full of its Obligations to Bank or proceeding against such Borrower for same.

          (b) Each Borrower acknowledges that if Bank may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Bank a Lien upon any Collateral, whether owned by such Borrower or by any other Person obligated under this Agreement or any Loan Document, either by judicial foreclosure or by non-judicial sale or enforcement, Bank may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies. If, in the exercise of any of its rights and remedies, Bank shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person obligated under this Agreement or any Loan Document, whether because of any applicable laws pertaining to "election of remedies" or the like, such Borrower hereby consents to such action by Bank and waives any claim based upon such action, even if such action by Bank shall result in a full or partial loss of any rights of subrogation which such Borrower might otherwise have had but for such action by Bank. Any election of remedies which results in the denial or impairment of the right of Bank to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Bank shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Bank may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Bank but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Bank or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed by such Borrower, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Bank might otherwise be entitled but for such bidding at any such sale.

          (c) Each Borrower agrees that Bank shall be under no obligation to (i) marshal any assets in favor of such Borrower, (ii) proceed first against any other Borrower or person or any property of any other Borrower or person or against any Collateral, (iii) enforce first any other guaranty obligations with respect to, or security for, the Obligations, or (iv) pursue any other remedy in Bank's power that such Borrower may not be able to pursue itself and that may lighten such Borrower's burden, any right to which such Borrower hereby expressly waives.

          (d) Each Borrower acknowledges that the foregoing waivers are a material inducement to Bank's entering into this Agreement and that Bank is relying upon the foregoing waivers in its future dealings with such Borrower. Each Borrower warrants and represents that it has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

        11.  NOTICES
             -------

        Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the applicable Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Parent:         SQL Financials International, Inc.
                      3950 Johns Creek Parkway
                      Suwanee, Georgia  30024
                      Attn:  Chief Financial Officer
                      FAX:  (770) 291-4997

with a copy to:       Womble Carlyle Sandridge & Rice, PLLC
                      Suite 700
                      1275 Peachtree Street
                      Atlanta, Georgia  30309
                      Attn:  Sharon L. McBrayer
                      FAX: (404) 888-7490

If to SQL Services:   SQL Financial Services, L.L.C.
                      c/o SQL Financial International, Inc.
                      3950 Johns Creek Parkway
                      Suwanee, Georgia  30024
                      Attn: Chief Financial Officer of SQL Financials
                            International, Inc.
                      FAX: (770) 291-4997

with a copy to:       Womble Carlyle Sandridge & Rice, PLLC
                      Suite 700
                      1275 Peachtree Street
                      Atlanta, Georgia  30309
                      Attn:  Sharon L. McBrayer
                      FAX: (404) 888-7490

If to Bank:           Silicon Valley Bank
                      3343 Peachtree Street, N.E.
                      East Tower, Suite 312
                      Atlanta, Georgia  30326
                      Attn: Tom Vertin
                      FAX: (404) 261-2202

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

     12.  CHOICE OF LAW AND VENUE
          -----------------------

          The LOAN DOCUMENTS shall be governed by, and construed in accordance with, the internal laws of the State of Georgia, without regard to principles of conflicts of law. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL

COUNSEL. EACH BORROWER AND THE BANK ALSO AGREE THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ENFORCE ANY JUDGMENT OBTAINED AGAINST ANY BORROWER IN CONNECTION WITH THIS AGREEMENT OR SUCH OTHER LOAN DOCUMENT, MAY BE BROUGHT BY THE BANK OR ANY BORROWER IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF THE STATE IN WHICH BANK'S ADDRESS SHOWN IN SECTION 10 ABOVE IS LOCATED, OR IN ANY OTHER COURT TO THE JURISDICTION OF WHICH SUCH BORROWER OR ANY OF ITS PROPERTY IS OR MAY BE SUBJECT. EACH OF THE BORROWERS AND THE BANK IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE AFORESAID STATE AND FEDERAL COURTS, AND IRREVOCABLY WAIVES ANY PRESENT OR FUTURE OBJECTION TO VENUE IN ANY SUCH COURT, AND ANY PRESENT OR FUTURE CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM, IN CONNECTION WITH ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

     13.  GENERAL PROVISIONS
          ------------------

        13.1 SUCCESSORS AND ASSIGNS.  This Agreement shall bind and inure to
             ----------------------
the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder
         --------  -------
may be assigned by any Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to any Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

        13.2 NO LIABILITY FOR ORDINARY NEGLIGENCE; INDEMNIFICATION.  Neither
             -----------------------------------------------------
Bank, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Bank shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by any Borrower or any other party through the ordinary negligence of Bank, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Bank, but nothing herein shall relieve Bank from liability for its own gross negligence or willful misconduct. Each Borrower shall jointly and severally indemnify, defend, protect and hold harmless Bank and its officers, employees, and agents against:
(a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the LOAN DOCUMENTS; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and any Borrower whether under the LOAN DOCUMENTS, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's negligence or willful misconduct.

        13.3 TIME OF ESSENCE; JOINT AND SEVERAL OBLIGATIONS.  Time is of the
             ----------------------------------------------
essence for the performance of all obligations set forth in this Agreement. Each Borrower shall be jointly and severally liable for the Obligations. The compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or release of, any other Borrower.

        13.4 SEVERABILITY OF PROVISIONS.  Each provision of this Agreement
             --------------------------
shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

        13.5 AMENDMENTS IN WRITING, INTEGRATION.  This Agreement cannot be
             ----------------------------------
amended or terminated except by a writing signed by Borrowers and Bank. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

        13.6 COUNTERPARTS.  This Agreement may be executed in any number of
             ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

        13.7 SURVIVAL.  All covenants, representations and warranties made
             --------
in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of each Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 13.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

        13.8 AMENDMENT AND RESTATEMENT:  CONTINUITY OF PERFECTION, ETC.
             ---------------------------------------------------------

          (a) This Agreement constitutes, effective as of the Closing Date, an amendment and restatement of the Loan and Security Agreement, dated as of March 28, 1997 between Borrowers and Bank, as amended from time to time (the "PRIOR CREDIT AGREEMENT"). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are not intended by the parties to be, and shall not constitute, a novation of any indebtedness or other obligations owing to the Bank under the Prior Credit Agreement based on any facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Closing Date, the credit facility and the terms and conditions thereof described in the Prior Credit Agreement shall be amended and replaced by the credit facility and the terms and conditions thereof described herein, and the loans, letters of credit, and the other obligations of the Borrower outstanding as of such date under the Prior Credit Agreement shall be deemed to be loans, letters of credit, and obligations outstanding under the corresponding facility described herein without further action by any Person.

          (b) Notwithstanding anything in this Agreement to the contrary, the following agreements, instruments and documents shall continue in full force and effect and shall continue to secure all present and future indebtedness, liabilities, guarantees and other Obligations of any Borrower to Bank: (i) all documents of Bank entered into by the Borrowers or any of them in connection with any Letters of Credit or foreign exchange contracts, (ii) all security agreements, collateral assignments and mortgages, including but not limited to those relating to patents, trademarks and other intellectual property and including, further without limitation, that certain Assignment of Trademarks dated as of February 18, 1994 executed by Parent in favor of Bank and that certain Collateral Assignment, Patent Mortgage and Security Agreement dated as of March 28, 1997 between Parent and Bank; all lockbox agreements and/or blocked account agreements and all UCC-1 financing statements and other documents filed with governmental offices which perfect liens or security interests in favor of Bank; and (iii) any amendments, modifications, replacements or supplements of any of the foregoing. Any and all references to the term "Loan Agreement", "Loan and Security Agreement" or "Credit Agreement" in any of such documents shall be deemed to be a reference to this Agreement, as the same may be amended, restated or supplemented from time to time.

          (c) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement is intended, or shall be construed, to affect or impair the continuity of perfection of the Bank's security interest in the Collateral.

          (d) Parent also acknowledges and agrees that each of the Warrants and any stock options or securities issued to Bank or any of its Affiliates are in full force and effect, enforceable against Parent in accordance with its terms.

        13.9 CONFIDENTIALITY.  In handling any confidential information Bank
             ---------------
shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with any Borrower, (ii) to prospective transferees or purchasers of any interest in the loans evidenced by this Agreement, provided that they have entered into a comparable confidentiality agreement in favor of Borrowers and have delivered a copy to Borrowers, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank, and (v) as Bank may deem appropriate in connection with the exercise of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

     14.  GROSS-GUARANTY
          --------------

        14.1 CROSS-GUARANTY.  Each Borrower hereby absolutely and
             --------------
unconditionally guarantees to Bank and its successors and assigns the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of all Obligations owed or hereafter owing to Bank by each other Borrower, including that portion of the Advances attributable to each other Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, and that its obligations under this Section 14 shall be absolute and unconditional, irrespective of, and unaffected by:

          (a) the genuineness, validity, regularity, enforceability or any future amendment of, change in, or novation of, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

          (b) the absence of any action to enforce this Agreement (including this Section 14) or any other Loan Document or the waiver or consent by Bank with respect to any of the provisions hereof or thereof or the absence of any action to join any Person obligated on the Obligations in any action to enforce;

          (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Bank in respect thereof (including the release of any such security);

          (d) any bankruptcy, insolvency, reorganization, composition, adjustment, merger, consolidation, dissolution, liquidation or other like proceeding or occurrence relating to any other Borrower, any stay of enforcement against such Borrower of the Bank's rights under the Loan Documents or any change in the ownership, composition or nature of such Borrower; or

          (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, including, without limitation, any such rights any Borrower might otherwise have under (S) 10-7-24 of the Official Code of Georgia Annotated (and any successor statute) and any other applicable law, it being agreed by each Borrower that its obligations under this Section 14 shall not be discharged until the payment and performance, in full, of the Obligations has occurred. Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

        14.2 WAIVERS BY BORROWERS.  Each Borrower expressly waives all rights
             --------------------
it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Bank to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower and Bank that the foregoing waivers are of the essence of the transactions contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 14 and such waivers, Bank would decline to enter into this Agreement.

        14.3 BENEFIT OF GUARANTY.  Each Borrower agrees that the provisions
             -------------------
of this Section 14 are for the benefit of Bank and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Bank, the obligations of such other Borrower under the Loan Documents.

        14.4 SUBORDINATION OF SUBROGATION, ETC.  Notwithstanding anything to
             ---------------------------------
the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 14.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each

Borrower acknowledges and agrees that this waiver is intended to benefit Bank and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 14, and that Bank and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 14.4.

        14.5 ELECTION OF REMEDIES.  If Bank may, under applicable law, proceed
             --------------------
to realize its benefits under any of the Loan Documents giving Bank a Lien upon any Collateral, whether owned by any Borrower or by any other Person obligated under this Agreement or any Loan Document, either by judicial foreclosure or by non-judicial sale or enforcement, Bank may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 14. If, in the exercise of any of its rights and remedies, Bank shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person obligated under this Agreement or any Loan Document, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Bank and waives any claim based upon such action, even if such action by Bank shall result in a full or partial loss of any rights of subrogation which such Borrower might otherwise have had but for such action by Bank. Any election of remedies which results in the denial or impairment of the right of Bank to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Bank shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Bank may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Bank but may be credited against the Obligations. The amount of the successful bid at any such sale, whether Bank or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 14, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Bank might otherwise be entitled but for such bidding at any such sale.

        14.6 LIMITATION.  Notwithstanding any provision herein contained to
             ----------
the contrary, each Borrower's liability under this Section 14 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 2) shall be limited to an amount not to exceed as of any date of determination the greater of:

          (a) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

          (b) the amount which could be claimed by Bank from such Borrower under this Section 14 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 14.7.

        14.7 CONTRIBUTION WITH RESPECT TO GUARANTY OBLIGATIONS.
             -------------------------------------------------

          (a) To the extent that any Borrower shall make a payment under this
Section 14 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "GUARANTOR PAYMENT") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount which such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

          (b) As of any date of determination, the "ALLOCABLE AMOUNT" of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this Section 14 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

          (c) This Section 14.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 14.7 is intended to or shall impair the obligations of each Borrower to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 14.1. Nothing contained in this Section 14.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

          (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

          (e) The rights of the indemnifying Borrower against the other Borrower under this Section 14.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of any commitments of Bank under this Agreement.

        14.8 LIABILITY CUMULATIVE.  The liability of Borrowers under this
             --------------------
Section 14 is in addition to and shall be cumulative with all liabilities of each Borrower to Bank under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                        BORROWERS:

                                        SQL FINANCIALS INTERNATIONAL, INC.



                                        By: /s/ Stephen P. Jeffrey
                                            -----------------------------------
                                        Title:  President
                                              ---------------------------------


                                        By: /s/ Arthur G. Walsh, Jr.
                                            -----------------------------------
                                        Title:  Secretary
                                              ---------------------------------
                                                  (CORPORATE SEAL)


                                        SQL FINANCIALS SERVICES, L.L.C.


                                        By: /s/ Joseph E. Bibler
                                            -----------------------------------
                                        Title:  President
                                              ---------------------------------


                                        By: /s/ Arthur G. Walsh, Jr.
                                            -----------------------------------
                                        Title:  Secretary
                                              ---------------------------------
                                                        (SEAL)


                                        BANK:

                                        SILICON VALLEY BANK


                                        By: /s/ Gerard F. Benson
                                            -----------------------------------
                                        Title:  AVP
                                              ---------------------------------

                                   EXHIBIT A
                                   ---------


     The Collateral shall consist of all right, title and interest of any Borrower in and to the following:

     (a) All of such Borrower's goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     (b) All of such Borrower's inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of such Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

     (c) All of such Borrower's contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to such Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by such Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by such Borrower;

     (e) All of such Borrower's documents, cash, deposit accounts, securities, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and such Borrower's Books relating to the foregoing;

     (f) All of such Borrower's copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

     (g) All of such Borrower's books and records relating to the foregoing (including, without limitation, ledgers, records concerning such Borrower's assets or liabilities, the Collateral, business operations or financial condition, and all computer programs, or tape files and the equipment containing such information) and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and any and all proceeds of any of the Collateral.